Free Writing Prospectus

                      Morgan Stanley Mortgage Loan Trust Certificates
                             (Issuable in Series)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                     Morgan Stanley Mortgage Capital Inc.
                                   (Sponsor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)


You should read the section  The Trust Funds--
entitled "Risk Factors"
starting on page 6 of this   o  Each Morgan Stanley Mortgage Loan Trust will
free writing prospectus and     be established to hold assets in its trust fund
page 10 of the prospectus       transferred to it by Morgan Stanley Capital I
and consider these factors      Inc. The assets in each trust fund will be
before making a decision to     specified in the term sheet for the particular
invest in the certificates.     trust and will generally consist of one or more
                                loan groups of first lien mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers.

                             The Certificates--

                             o The certificates will be grouped into one or more series, each having its own designation. Each series will issue one or more classes of certificates and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund. One or more term sheets for each series will specify all of the terms of the series and each of the classes in the series.

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                --------------
                                MORGAN STANLEY

      December 16, 2005



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                               TABLE OF CONTENTS

                            FREE WRITING PROSPECTUS



SUMMARY.................................................................1
RISK FACTORS............................................................6
    Certificates May Not Be Appropriate for Individual
        Investors.......................................................6
    Credit Enhancement May Not Be Adequate..............................6
    There Are Risks in Holding Subordinated Certificates................7
    There Are Risks Involving Unpredictability of Prepayments and the
        Effect of Prepayments on Yields.................................8
    Your Yield Will be Affected by the Interest-Only Feature of
        Mortgage Loans in Your Trust Fund...............................9
    Your Yield on the Certificates May Be Affected by How Mortgage
        Loan Interest Rate Adjustments Are Limited......................9
    The Yields on the Floating Rate Certificates and Inverse
        Floating Rate Certificates in Your Series Will be
        Affected by the Level of One-Month LIBOR........................9
    The Structure of the Payments to the Senior Certificates in a
        Series May Affect Your Yield...................................10
    Rapid Prepayments on the Related Mortgage Loans Will Reduce the
        Yields on the Notional Amount Certificates.....................10
    Slower Prepayments on the Mortgage Loans Will Reduce the Yields
        on the Principal Only Certificates.............................10
    In a Series Using Overcollateralization as a Credit Enhancement
        Feature, the Excess Interest from the Related Mortgage
        Loans May Not Provide Adequate Credit Enhancement to the
        Certificates...................................................10
    Risks Related to a Series Using Cross-Collateralization as a
        Credit Enhancement Feature.....................................11
    High Balance Mortgage Loans May Pose Special Risks.................11
    Your Yield Could be Affected by the Balloon Feature of Some of
        the Mortgage Loans in a Series.................................11
    Bankruptcy of Borrowers May Adversely Affect Distributions
        on Certificates................................................12
    Limited Recourse...................................................12
    You Could be Adversely Affected by Violations of Consumer
        Protection Laws................................................12
    Failure of Servicers and Master Servicer to Perform May
        Adversely Affect Distributions on Certificates.................12
    Your Yield May be Affected if There is a Transfer of Servicing
         of Certain Mortgage Loans.....................................13
    Rights of Beneficial Owners May Be Limited by Book-Entry
        System.........................................................13
    Military Action and Terrorist Attacks..............................13
    Risks Related to the Class A-R Certificates........................14
DESCRIPTION OF THE MORTGAGE LOANS......................................15
    General............................................................15
    Assignment of the Mortgage Loans...................................15
    Loan Purchasing Guidelines of Morgan Stanley Mortgage Capital
        Inc............................................................17
SERVICING OF THE MORTGAGE LOANS........................................18
    General............................................................18
    Servicing and Collection Procedures................................18
    Servicing Compensation and Payment of Expenses; Master Servicing
        Compensation...................................................19
    Adjustment to Servicing Fees in Connection with Certain
        Prepaid Mortgage Loans.........................................20
    Advances...........................................................20
    Evidence as to Compliance..........................................21
    Master Servicer Default; Servicer Default..........................21
    Resignation of the Master Servicer or a Servicer; Assignment and
        Merger.........................................................22
    Seller's Retention of Servicing Rights.............................22
    Payments on Mortgage Loans; Accounts...............................22
    Subsequent Recoveries..............................................23
    Reports to Certificateholders......................................23
    The Trustee and the Securities Administrator.......................25
    Voting Rights......................................................25
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE............................25
    Weighted Average Lives of the Offered Certificates.................27
    Additional Information.............................................29
Tax Consequences.......................................................29
ERISA Considerations...................................................29
INDEX OF CERTAIN DEFINITIONS...........................................30




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 Important notice about information presented in this free writing prospectus, the prospectus and all accompanying term sheets

      We provide information to you about the certificates in three separate documents that provide more detail in progression: (1) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this free writing prospectus, which describes some of the specific terms of your series of certificates, and (3) one or more accompanying term sheets, which describe other specific terms of your series of certificates. If either the prospectus or this free writing prospectus contemplates multiple options, you should rely on the information in the term sheet as to the applicable option.

      Some of the terms used in this free writing prospectus are capitalized. These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this free writing prospectus.

      Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                            European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                    SUMMARY

      This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus, the term sheet, the prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Relevant Parties

   Issuer.........................The trust issuing your certificates will be established under a pooling and servicing agreement, dated as of the related cut-off date, among Morgan Stanley Capital I Inc., as depositor, Morgan Stanley Mortgage Capital Inc., as seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the trustee specified in the related term sheet.

   Depositor......................Morgan Stanley Capital I Inc., a Delaware
                                  corporation. The depositor's address is
                                  1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   Sponsor and Seller.............Morgan Stanley Mortgage Capital Inc., a New
                                  York corporation. The seller is an affiliate of the depositor and of Morgan Stanley & Co. Incorporated, the underwriter. The seller's address is 1221 Avenue of the Americas, New York, New York 10020. See "Description of the Mortgage Loans--Assignment of the Mortgage Loans" in this free writing prospectus.

   Master Servicer,
   Securities Administrator
   and Auction Administrator......Wells Fargo Bank, National Association, a
                                  national banking association will act as master servicer, and securities administrator, and in its capacity as securities administrator, as may act as auction administrator under the pooling and servicing agreement. Wells Fargo's offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for certificate transfer purposes, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland, 21045.

   Originators and Servicers......The Seller previously acquired the mortgage loans from various correspondent lenders and other mortgage loan originators that will be specified in the term sheet for your series. On the closing date for the related series, the Seller will sell all of its interest in the mortgage loans (other than certain servicing rights) to the depositor.

                                  The mortgage loans will be master serviced by Wells Fargo Bank, National Association. The direct servicers of the mortgage loans in your series will be specified in the term sheet for your series.

   Trustee........................The trustee for each series will be specified in the related tern sheet.

Relevant Dates

   Cut-off Date...................The term sheet for the related series of certificates will specify the Cut-off Date for that series. Generally, the cut-off date for a series will be the first day of the calendar month in which that series is established.

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

   Distribution Date..............The term sheet for the related series of certificates will specify the Distribution
                                  Date for that series.  Generally, the
                                  distribution date for a series will be the 25th day of each month or, if that day is not a business day, the next business day, beginning in the first month following the establishment of that series.

   Last Scheduled
   Distribution Date..............The term sheet for the related series of certificates will specify the Last Scheduled
                                  Distribution Date for that series.  The
                                  actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than such class' last scheduled distribution date.

The Mortgage Loans................The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index. The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

Servicing of the
   Mortgage Loans.................The master servicer will supervise the performance of each servicer under the
                                  related underlying servicing agreement to the extent required by the related pooling and servicing agreement.

                                  Under the underlying servicing agreements, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans serviced by that servicer on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this free writing prospectus and required by the related pooling and servicing agreement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loans, such parties will be entitled to reimbursement for such advances prior to any distributions to the related certificateholders.

                                  The servicers will also make interest
                                  payments to compensate in part for any
                                  shortfall in interest payments on the
                                  certificates which results from a
                                  mortgagor prepaying a related mortgage
                                  loan. If a servicer fails to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing compensation to the extent necessary to fund any such shortfalls.

Retention of Certain
   Servicing Rights...............The seller, as the original owner of the mortgage loans to be sold to the trust fund may retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause, as further specified in the related pooling and servicing agreement. The seller may, at its option, sell those servicing rights in the future.


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

Credit Enhancement................Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the term sheet relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

                                  o     the subordination of one or more
                                        classes of the securities of the
                                        series,

                                  o     the preferential allocation of some
                                        or all of the prepayments on the
                                        mortgage loans to the senior
                                        certificates in order to increase
                                        the level of subordination in the
                                        trust,

                                  o     the preferential allocation of some
                                        or all of the payments on the
                                        mortgage loans to the senior
                                        certificates in order to increase
                                        or maintain the level of
                                        overcollateralization in the trust,

                                  o     overcollateralization,

                                  o     excess interest,

                                  o     letter of credit,

                                  o     financial guaranty insurance policy
                                        issued by an entity named in the
                                        term sheet covering one or more
                                        classes of certificates,

                                  o     surety bond,

                                  o     bankruptcy bond,

                                  o     special hazard insurance policy,

                                  o     guaranteed investment contract,

                                  o     one or more reserve funds,

                                  o     one or more derivative contracts,

                                  o     insurance on the mortgage loans,
                                        which may be FHA Insurance, a VA
                                        Guarantee or a mortgage pool
                                        insurance policy,

                                  o     cross-collateralization feature, or

                                  o     another method of credit
                                        enhancement acceptable to the
                                        rating agencies for the particular
                                        series.

                                  No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

Yield Enhancement.................Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the term sheet relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:


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

                                  o     one or more reserve funds,

                                  o     one or more derivative contracts,

                                  o     the application of interest
                                        distributions otherwise payable to
                                        one or more classes of certificates
                                        to cover certain interest rate
                                        shortfalls experienced by other
                                        classes of certificates,

                                  o     the application of prepayment
                                        premiums payable on certain of the
                                        mortgage loans, or

                                  o     another method of yield enhancement
                                        described in the term sheet.

                                  No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related trust, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

Registration and Denominations
of the Certificates...............To the extent specified in the related term sheet, the offered certificates of a series may be issued in book-entry form, in the minimum denominations set forth in that term sheet. Some classes of offered certificates may be issued in fully registered, certificated form. See "Description of the Certificates--General" in this free writing prospectus.

Optional Termination
or Auction........................If so specified in the term sheet relating to the applicable series of certificates, the master servicer, the depositor or the holder of a class of certificates specified in the term sheet may have the option to purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans.

                                  If so specified in the term sheet relating to the applicable series of certificates, the master servicer or the holder of a particular class of certificates, may have the option to request that the trustee attempt to terminate the trust fund through an auction of the remaining mortgage loans and real estate owned by the trust fund. If an auction is held and the trustee receives a purchase price at least equal to the sum of the outstanding principal balance of the mortgage loans and the fair market value of any real estate owned by that trust fund, the mortgage loans will be sold to that bidder, the certificates will be paid in full on that distribution date and the trust fund will be terminated.

Tax Status........................Unless otherwise specified in the term sheet for the applicable series of certificates, for federal income tax purposes, each Trust
                                  Fund (exclusive of any trust assets
                                  specified in the related prospectus
                                  supplement) will comprise one or more
                                  REMICs: one or more underlying REMICs and the master REMIC. Each underlying REMIC
                                  (if any) will hold the mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The term sheet for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

                                  In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

                                  See "Federal Income Tax Consequences" in the prospectus.

ERISA Considerations..............The term sheet relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement
                                  Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
                                  Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

                                  See "ERISA Matters" in this free writing prospectus.

Legal Investment..................The expected ratings for each class of certificates issued by a series will be
                                  specified in the related term sheet. Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

                                 RISK FACTORS

      Before making an investment decision in a particular series, you should carefully consider the following risks as well as the risks described in "Risk Factors" in the prospectus which we believe describe the principal factors that make an investment in the certificates speculative or risky.

Certificates May Not Be Appropriate for Individual Investors

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

      o The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

      o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related loan group.

      o Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

Credit Enhancement May Not Be Adequate

      A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in the term sheet for your certificates is not enough to protect your certificates from these losses.

      Unless otherwise specified in the related term sheet, the certificates will not be insured by any financial guaranty insurance policy. The credit enhancement features described in the term sheet for your series are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      If the trust issuing your certificates uses subordination as a credit enhancement feature, the amount of any realized losses experienced on a mortgage loan will be applied to reduce the principal balance of the class of subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero, except that if the trust issuing your certificates also uses overcollateralization and/or excess interest as a credit enhancement feature, those losses may first be absorbed by any overcollateralization or excess interest in your trust. If subordination, overcollateralization and/or excess interest is insufficient to absorb losses on the mortgage loans, then holders of more senior classes related to that mortgage loan will incur realized losses and may never receive all of their principal payments.

      The term sheet for your series will specify whether certain types of realized losses, such as bankruptcy losses, fraud losses and special hazard losses, will be allocated differently among classes of certificates issued by that series.

      The term sheet for your series will specify whether, after all credit enhancement for classes of senior certificates is exhausted, certain classes of senior certificates may also be required to absorb the realized losses otherwise allocable to other classes of senior certificates or certain payment priority triggers will be used to pay off certain classes of senior certificates at the expense of other classes of senior certificates.

      Investors in senior certificates of a series should be aware that senior certificates, other than any interest only certificates, may be subject to various priorities for payment of principal. Distributions of principal on the senior certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the related mortgage pool. Those classes of senior certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by any applicable credit enhancement.

      Investors in subordinated certificates of a series should be aware that these classes of certificates of any series will be sensitive to the rate and timing of losses on the mortgage loans included in the trust established for that series, if those losses are not covered by a more subordinate class of certificates of that series. Generally, the rules governing distributions to certificates not only generally allocate all realized losses to the must subordinated class of certificates then outstanding, but also front load distributions of principal to the senior classes of certificates issued by that trust.

      If your trust employs overcollateralization as a credit enhancement feature, it is expected that the senior certificates issued by that trust will generally receive 100% of principal payments received on the related mortgage loans for the first two and one-half or three years following the closing date, and if certain loss and delinquency levels are exceeded thereafter, the senior certificates may once again receive 100% of principal payments received on the related mortgage loans.

      If your trust employs shifting interests as a credit enhancement feature, it is expected that the senior certificates issued by that trust will generally receive 100% of principal prepayments received on the related mortgage loans for the first five, seven or ten years following the closing date, although the related subordinated certificates will generally be entitled to receive their pro rata portion of scheduled principal payments on the mortgage loans on each distribution date. During the next four years, the senior certificates will generally receive a disproportionately large, but decreasing, share of the principal prepayments on the mortgage loans. This shifting interest feature will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled.

There Are Risks in Holding Subordinated Certificates

      The term sheet for a series will specify which classes of certificates in that series are subordinated. The protections afforded the senior certificates create risks for the related subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

      o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

      o If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

      o Losses resulting from the liquidation of defaulted loans will be allocated first to the subordinated certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

      o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

      The rate of principal distributions and yields to maturity on the certificates of a series will be directly related to the rate of principal payments on the related mortgage loans. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o     the amortization schedules of the related mortgage loans; and

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                  o     refinancing by borrowers;

                  o     liquidations of defaulted loans by a servicer; and

                  o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

      The yields to maturity of the certificates will also be affected by the exercise of any optional termination or auction feature described in the term sheet for your series.

      The term sheet for your series will specify which mortgage loans in your trust fund will have a prepayment penalty feature. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

      o if you are purchasing a principal only certificate or any other offered certificate (other than a notional amount certificate) at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

      o if you are purchasing a notional amount certificate or any other offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

      o if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

      o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium and the average rate of principal payments is consistent with your expectations, but the rate of principal payments occurs initially at a rate higher than expected, your yield would be adversely impacted and a subsequent reduction in the rate of principal payments will not fully offset that adverse yield effect; and

      o prospective purchasers of the notional amount certificates should carefully consider the risk that a rapid rate of principal payments and realized losses on the related mortgage loans could result in the failure of such purchasers to recover their initial investments.

      The term sheet for your series will specify which classes of certificates will be entitled to distributions of any repayment penalties on the mortgage loans.

Your Yield Will be Affected by the Interest-Only Feature of Mortgage Loans in Your Trust Fund

      The term sheet for your series will specify what percentage of the related mortgage loans will require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case. In addition, these mortgage loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

      Investors should consider the fact that interest only loans reduce the monthly payment required by borrowers during the interest only period and consequently the monthly housing expense used to qualify borrowers pursuant to originators' underwriting guidelines. As a result, interest only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger loan that would otherwise be the case.

Your Yield on the Certificates May Be Affected by How Mortgage Loan Interest Rate Adjustments Are Limited

      The term sheet for a particular series will specify whether the mortgage loans in a particular series have adjustable mortgage interest rates and whether the pass-through rates on the related certificates are directly related to the mortgage interest rates of the related mortgage loans. If the certificates of a series accrue interest at a pass-through rate based upon the weighted average coupon of the mortgage loans, investors in these certificates should be aware that a majority of mortgage loans with adjustable mortgage rates have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment. In addition, mortgage loans with adjustable rates accrue interest based upon a particular index (such as one-month LIBOR, six-month LIBOR or one-year LIBOR or one-year CMT) and these indices may respond to different economic factors or there may be a delay in the response of these indices to economic factors. The yield on the related certificates will be impacted.

The Yields on the Floating Rate Certificates and Inverse Floating Rate Certificates in Your Series Will be Affected by the Level of One-Month LIBOR

      The term sheet for your series will specify which certificates will be floating rate certificates and which certificates will be inverse floating rate certificates. The pass-through rates on floating rate certificates will be based on one-month LIBOR plus a margin, subject to a cap. The pass-through rate on inverse floating rate certificates will be based on a fixed rate minus one-month LIBOR. The yields on these classes of certificates will be affected by the level of one-month LIBOR. If the level of one-month LIBOR is different than the level you expect, then your yields on these classes of certificates may be lower than you expect. The pass-through rate on a class of inverse floating rate certificates may become as little as 0%.

The Structure of the Payments to the Senior Certificates in a Series May Affect Your Yield

      The term sheet for a particular series will specify whether there are any special payment features of the related senior certificates, including planned balances, targeted balances, scheduled balances and certain lock out features. For a description of the types of payment features (both principal and interest) that classes of senior certificates may have, see "Description of the Certificates--Categories of Classes of Certificates" in the prospectus. If the prepayments on the related mortgage loans are faster or slower than you expect, any classes of senior certificates that receive distributions of principal according to a schedule may not receive distributions of principal in accordance with their expected schedules. In particular, if the prepayments on the related mortgage loans are faster than expected, these classes of certificates will become very sensitive to the prepayments on the related mortgage loans, in part because the classes of certificates expected to receive distributions of principal after them (these classes of certificates are sometimes referred to as companion certificates) may have already been paid in full. Companion certificates generally receive all excess payments on the related mortgage loans over the amount required to reduce the class principal balances of the related planned balance classes to their schedules and therefore the companion certificates are very sensitive to the rates of prepayments on the related mortgage loans. If you purchase companion certificates and the rate of prepayments on the related mortgage loans is faster than you expect you will receive distributions of principal on the companion certificates sooner than you expect. Conversely, if the prepayments on the related mortgage loans are slower than expected companion classes of certificates may not receive distributions of principal on certain distribution dates.

Rapid Prepayments on the Related Mortgage Loans Will Reduce the Yields on the Notional Amount Certificates

      The term sheet for your series will specify which certificates are notional amount certificates. The notional amount certificates receive distributions only of interest. Distributions to the holders of these classes are based on the respective notional amounts for such class. You should fully consider the risks associated with an investment in the notional amount certificates. If the related mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

Slower Prepayments on the Mortgage Loans Will Reduce the Yields on the Principal Only Certificates

      The term sheet for your series will specify which certificates are principal only certificates. Payments to certain kinds of principal only certificates come only from principal payments on the discount mortgage loans in the related loan group. These discount mortgage loans are the mortgage loans with net mortgage rates less than the per annum percentage set forth in the related term sheet. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the principal only certificates, if related to that mortgage loan, will receive from it. Because holders of the principal only certificates receive distributions only of principal, they will be adversely affected by slower than expected prepayments. If you are investing in these principal only certificates, you should consider that since the discount mortgage loans in a loan group have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans in that loan group.

In a Series Using Overcollateralization as a Credit Enhancement Feature, the Excess Interest from the Related Mortgage Loans May Not Provide Adequate Credit Enhancement to the Certificates

      The term sheet for your series will specify whether that series is using overcollateralization and/or excess interest as credit enhancement features. The mortgage loans in a series employing overcollateralization as a credit enhancement feature are expected to generate more interest than is needed to pay interest on the related certificates and the related expenses of the trust fund because the weighted average interest rate on these mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates plus the weighted average expense fee rate. If these mortgage loans generate more interest than is needed to pay interest on the certificates, such "excess interest" will be used to make additional principal payments on the certificates to the extent described in the related term sheet. The use of excess interest to make additional distributions of principal on the certificates will reduce the aggregate class principal balance of the certificates below the aggregate principal balance of the related mortgage loans, thereby maintaining the required level of "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the certificates by absorbing these certificates' share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

      The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the related mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans. If on any distribution date, the pass-through rate of one or more classes of certificates is limited by the interest available on the mortgage loans, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

      In addition, when a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The related servicer and, in certain circumstances, the master servicer, are each required to reduce its servicing fee or master servicing compensation, as applicable, to offset this shortfall, but the reduction for any distribution date is limited. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the related reduction in the master servicing compensation and the servicing fee, the amount of interest available to make distributions of interest to the certificates and to build or maintain overcollateralization will be reduced.

      If the protection afforded by overcollateralization is insufficient, then the holders of the certificates could experience a loss on their investment.

Risks Related to a Series Using Cross-Collateralization as a Credit Enhancement Feature

      The term sheet for your series will specify whether that series is using cross-collateralization as a credit enhancement feature. Generally, in a deal that with this feature, with respect to the related senior certificates, the mortgage loans will generally not be "cross-collateralized"--interest and principal collections received from the mortgage loans in a loan group will only be available for distribution to the related senior certificates and not to the senior certificates related to the other loan groups. On the other hand, collections from all of the mortgage loans will be available to make distributions to the related subordinated certificates.

      Because the subordinated certificates will represent interests in all of the mortgage loans, the class principal balances of the subordinated certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one loan group. Therefore, the allocation of realized losses on the mortgage loans in any loan group to the subordinated certificates will reduce the subordination provided by the subordinated certificates to all of the senior certificates, including the senior certificates related to the loan groups of mortgage loans that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups of mortgage loans that did not suffer those previous losses.

High Balance Mortgage Loans May Pose Special Risks

      The term sheet for a series of certificates will specify the stated principal balances of the mortgage loans in that trust fund as of the cut-off date. Certain of these mortgage loans may have principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

Your Yield Could be Affected by the Balloon Feature of Some of the Mortgage Loans in a Series

      The term sheet for a series of certificates will specify whether the trust fund will include balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the master servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above. \

Limited Recourse

      Neither the certificates nor the assets of any trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates issued by that trust fund and the protection against losses provided by subordination and limited cross-collateralization is exhausted, you may incur a loss on your investment.

You Could be Adversely Affected by Violations of Consumer Protection Laws

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller in the related series will warrant that the mortgage loans sold by them to the related trust fund do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal Aspects of the Mortgage Loans" in the prospectus.

Failure of Servicers and Master Servicer to Perform May Adversely Affect Distributions on Certificates

      The amount and timing of distributions on the certificates in a series generally will be dependent on the related servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and Collection Procedures" in this free writing prospectus. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

Your Yield May be Affected if There is a Transfer of Servicing of Certain Mortgage Loans

      As will be specified in the prospectus supplement for a series, the seller may retain the right, subject to certain conditions, to terminate certain of the servicers as servicers with respect to the related mortgage loans and cause the transfer of the servicing of those mortgage loans to be transferred to third parties. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, if the servicing of mortgage loans is transferred, the rates of delinquencies, defaults and losses on the related mortgage loans are likely to increase, at least for a period of time. If servicing is transferred, there can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what affect on the yield on your certificates will be. In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the related pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

Rights of Beneficial Owners May Be Limited by Book-Entry System

      If you are a purchaser of a book-entry certificate, your ownership of that certificate will be registered electronically with DTC. The lack of physical certificates could:

      o result in payment delays on your certificates because the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

      o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

      o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this free writing prospectus.

Military Action and Terrorist Attacks

      The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in a series or on the values of the related mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers' Civil Relief Act or similar state laws. Depending on the structure of the certificates in a series, interest payable to certificateholders may be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus.

Risks Related to the Class A-R Certificates

      If you purchase the Class A-R Certificates in a series, as holder you must include the taxable income or loss of each REMIC created by the related trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it
(i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes,
(b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class A-R Certificates" and "ERISA Matters" in this free writing prospectus and "Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates," and "Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

      An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of Owners of REMIC Residual Certificates" in the prospectus. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

      On the Closing Date for the related series the trust fund (the "Trust Fund") will own the mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") described in the related term sheet. As described in the related term sheet, the Mortgage Loans may be segregated into multiple loan groups (each, a "Loan Group"), for the purpose of allocating distributions to the senior certificates issued by that Trust Fund.

      The "Trust Fund" will include, in addition to the Mortgage Pool, among other things, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the related Pooling and

Servicing Agreement, (ii) the amounts held from time to time in the related Custodial Accounts and the related Distribution Account maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a related Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies related to the related Mortgage Loans and any insurance proceeds, (v) all of the right, title and interest of the Depositor to the related mortgage loan purchase agreement, the related underlying mortgage loan purchase agreements and the underlying servicing agreements as described under "Assignment of the Mortgage Loans" below and (vi) any rights with respect to any yield maintenance or credit enhancement feature described in the term sheet.

      Pursuant to assignment, assumption and recognition agreements (the "Assignment Agreements"), each among the Depositor, the Seller, the related Originator or Servicer, as applicable, and the Trustee, on behalf of the Trust, the Seller and the Depositor will assign to the Trustee their respective interests in the underlying mortgage loan purchase agreements (each, an "underlying mortgage loan purchase agreement") and/or the underlying servicing agreements (each, an "underlying servicing agreement") with respect to the Mortgage Loans originally entered into between the Seller and the Originators. With respect to any Mortgage Loans originated by the Seller in the ordinary course of its business, the Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement").

      Unless otherwise described in the related prospectus supplement, the Mortgage Loans will have been acquired by the Seller from the Originators or from correspondent lenders in the ordinary course of its business. To the extent that one of the Originators described in this free writing prospectus originated any of the Mortgage Loans in a series, those Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified in the related term sheet. See "--Underwriting Standards" below. The servicers will service the Mortgage Loans pursuant to existing underlying servicing agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee. It is generally expected that Wells Fargo Bank, National Association, as master servicer ("Wells Fargo" or, in such capacity, the "Master Servicer") will master service the Mortgage Loans.

Assignment of the Mortgage Loans

      Under the Assignment Agreements and the mortgage loan purchase agreement, Morgan Stanley Mortgage Capital Inc. (the "Seller") will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement and the mortgage loan purchase agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Description of the Agreements--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" in the prospectus.

      Pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the Cut-off Date, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association ("Wells Fargo"), as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), Morgan Stanley Mortgage Capital Inc., as seller, and Deutsche Bank National Trust Company, as trustee (the "Trustee") of the trust, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as trustee, all of its rights to the Mortgage Loans and its rights and obligations under the Assignment Agreements (including the right to enforce the Originators' purchase obligations) and under the mortgage loan purchase agreement. The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The Trustee or its custodian will review each Mortgage File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date. The Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the Mortgage Loan Purchase Agreement, as applicable, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "Substitution Adjustment Amount")), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan, (vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage Loan, (viii) have the same Index as that of the Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Loan Purchasing Guidelines of Morgan Stanley Mortgage Capital Inc.

      General. The Originators of the Mortgage Loans in a Trust Fund will be specified in the related term sheet. Any Originator that originated 10% or more (by principal balance) of the mortgage loans in a loan group of a series will be named in the term sheet for that series. Each of the related Originators, and in certain circumstances the Seller, will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. The Seller will represent and warrant that each of the Mortgage Loans sold by it conformed to the requirements of its seller guide. The Seller's guidelines are described below. The guidelines of any Originator that originated 20% or more (by principal balance) of the mortgage loans in a loan group of a series will be described in the term sheet for that series.

      The standards applicable to the purchase of mortgage loans by Morgan Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the loan purchasing guidelines described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

                        SERVICING OF THE MORTGAGE LOANS

General

      Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

      Wells Fargo Bank, National Association ("Wells Fargo"), with its principal master servicing offices at 9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company. Wells Fargo will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as Master Servicer, except as described under "--Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable underlying servicing agreement, as modified by the related Assignment Agreement, the master servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

Servicing and Collection Procedures

      Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related underlying servicing agreement. When used in this free writing prospectus with respect to servicing obligations, the term Servicer includes a subservicer.

      Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement. If permitted under the related underlying servicing agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

      On or before the Closing Date, a Distribution Account will be established into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation) on, with respect to each Servicer, generally, unless otherwise specified in the related term sheet, on the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day) (such date, the "Servicer Remittance Date").

      Events of default under the underlying servicing agreements will generally include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

      In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Servicing Compensation and Payment of Expenses; Master Servicing Compensation

      Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a per annum servicing fee (the "Servicing Fee") which will be a specified percentage (generally between 0.25% and 0.50%, but such amount will be specified, by servicer, in the term sheet for a particular series). The compensation payable to the Master Servicer will also be specified in the term sheet for the particular series.

      The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than any prepayment penalties) with respect to the Mortgage Loans directly serviced by such Servicer and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

      Wells Fargo is entitled to receive as its master servicing compensation the investment earnings on amounts on deposit in the Distribution Account. For so long as Wells Fargo is the Master Servicer, the Master Servicer will pay all of the fees of the Trustee and the Securities Administrator. The Master Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.

      The amount of the Servicer's respective Servicing Fees are subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each underlying servicing agreement, the related Servicer, or the Master Servicer, pursuant to the Pooling and Servicing Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

      The Servicers are each obligated to compensate the Trust Fund for prepayment interest shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing Fees for that Prepayment Period or by the provisions of the underlying servicing agreements. The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "net prepayment interest shortfalls").

Advances

      Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the "Determination Date" and any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case the successor Master Servicer (which may be the Trustee) will be obligated to make such Monthly Advance.

Evidence as to Compliance

      Each underlying servicing agreement, as modified by the related Assignment Agreement, and the Pooling and Servicing Agreement provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its underlying servicing agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

      Each underlying servicing agreement and the Pooling and Servicing Agreement also provide for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its underlying servicing agreement throughout the preceding year.

Master Servicer Default; Servicer Default

      Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer. See "--Resignation of the Master Servicer or a Servicer; Assignment and Merger" below. In connection with the removal of the Master Servicer, the Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

      If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer. Notwithstanding the foregoing, the Master Servicer shall terminate any Servicer who fails to make the required Monthly Advance as required under the underlying servicing agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly Advances.

Resignation of the Master Servicer or a Servicer; Assignment and Merger

      Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing Agreement, as applicable. The Pooling and Servicing Agreement provides that, if Wells Fargo is removed in its capacity as either Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

      Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and Servicing Agreement or the related underlying servicing agreement, as applicable.

Seller's Retention of Servicing Rights

      Although the Seller is selling the Mortgage Loans to the Trust Fund on the Closing Date, with respect to certain of the Mortgage Loans, the Seller may have retained the right to terminate the Servicer of those Mortgage Loans without cause and transfer the servicing to a third party. Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Pooling and Servicing Agreement, including that the Seller must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer and the Seller shall have received prior confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the Certificates. The preceding sentence notwithstanding, the Seller shall not be required to get a no-downgrade letter from the Rating Agencies if: (i) the Rating Agencies received prior written notice of the transfer of the servicing rights and the name of the successor Servicer, (ii) such successor Servicer has a servicing rating in the highest category of Fitch or Moody's to the extent that Fitch or Moody's, respectively, is a Rating Agency, and such successor Servicer has a servicer evaluation ranking in one of the two highest categories of S&P to the extent that S&P is a Rating Agency, and (iii) such successor Servicer shall service the related Mortgage Loans under either the Purchase and Servicing Agreement together with the related Assignment Agreement under which such Mortgage Loans are currently being serviced or under another Servicing Agreement together with a related Assignment Agreement that have already been reviewed and approved by the Rating Agencies.

Payments on Mortgage Loans; Accounts

      On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's (in its capacity as successor servicer) other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Securities Administrator will establish an account (the "Distribution Account"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. Generally, the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately following Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Available Funds related to each Loan Group to pay the Certificateholders.

      As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

Subsequent Recoveries

      The Pooling and Servicing Agreement for a series will provide that Class Principal Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the related Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders in the same manner as prepayments received in the related Prepayment Period, to the extent that the related Realized Loss was allocated to any Class of Certificates. In addition, the Class Principal Balance of each Class of Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of Certificates in the related Aggregate Certificate Group. However, the Class Principal Balance of each such Class of Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Certificates was previously reduced to zero. Accordingly, each Class of Certificates will be considered to remain outstanding until the termination of the related trust.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities Administrator, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

Reports to Certificateholders

      On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the Rating Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

      o the amount of the distributions, separately identified, with respect to each Class of Certificates;

      o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

      o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      o the amount of any unpaid Interest Shortfall with respect to each Class of Certificates;

      o the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

      o the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group (or in the Mortgage Pool, if there are no Loan Groups in the series). and in each Aggregate Loan Group at the end of the related Prepayment Period, and the applicable Weighted Average Net Mortgage Rate of each of each Loan Group, each Aggregate Loan Group and the Mortgage Pool at the beginning of the related Due Period;

      o the Senior Percentage and the Subordinated Percentage for each Loan Group and each Aggregate Loan Group for the following Distribution Date;

      o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Loan Group and for each Aggregate Loan Group for the following Distribution Date;

      o in the aggregate and with respect to each Loan Group, the amount of the Servicing Fee paid to or retained by the Master Servicer and by each Servicer;

      o in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

      o in the aggregate and with respect to each Loan Group, the number and aggregate principal balance of the Mortgage Loans that were
            (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date, all of which will be calculated based upon the use of the MBA Method;

      o in the aggregate and with respect to each Loan Group, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

      o in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

      o in the aggregate and with respect to each Loan Group, the cumulative amount of Realized Losses incurred since the Closing Date;

      o the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

      o each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

      o the Pass-Through Rate for each Class of Certificates for that Distribution Date; and

      o the total amount of prepayment penalties received with respect to such Distribution Date.

      The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

The Trustee and the Securities Administrator

      The term sheet for a particular series will specify the Trustee for that transaction.

      Wells Fargo, for so long as it is Master Servicer, will, in its role as Securities Administrator, perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust Fund. Offered Certificates may be surrendered at the Corporate Trust Office of the Securities Administrator or at any other address the Securities Administrator designates from time to time. The Securities Administrator's "Corporate Trust Office" for purposes of transfer, presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette

Avenue, Minneapolis, Minnesota 55479. The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

Voting Rights

      Voting rights will be allocated among the classes of certificates in proportion to their respective Class Principal Balances and among certificates of such class in proportion to their Percentage Interests, although Notional Amount Certificates and certain other classes of certificates may be given di minimis voting rights. The Pooling and Servicing Agreement may not allocate any voting rights to certain classes of certificates.


      The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Balance or Notional Amount, and the denominator of which is the applicable Class Principal Balance or Notional Amount.


                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related term sheet, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans in the related trust fund, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans in a trust fund may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the trust fund. Since the rate of payment of principal of the Mortgage Loans in any trust fund will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans in any trust fund, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws.

      The Mortgage Loans in any trust fund may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

      The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

      Although the mortgage rates on adjustable rate mortgage loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans in any trust fund and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans in any trust fund may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance or Notional Amount (each as described in the term sheet) of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance or Notional Amount, as applicable, of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Yield Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior Certificates set forth in the related term sheet.

      The term sheet for a series of certificates will specify which classes of certificates are planned balance certificates, targeted balance certificates and companion certificates. As will be described in the term sheet for a series, each Class of Senior Certificates that receives distributions of principal pursuant to a Planned Balance or a Targeted Balance will receive principal payments in accordance with a Principal Balance Schedule calculated on the basis of, among other things, an assumption regarding a range of constant rates or a constant rate, respectively, at which the related Mortgage Loans prepay. However, whether any such Class will adhere to its Principal Balance Schedule and receive distributions of principal in accordance with the related Principal Balance Schedule on a Distribution Date will largely depend on the actual level of prepayments experienced by the related Mortgage Loans. The principal payment stability of the Class of Certificates that receives distributions of principal pursuant to a Planned Balance or a Targeted Balance will be supported in part by the Classes of Certificates that are the related Companion Certificates.

      If the Companion Certificates are retired before the Planned Balance and/or Targeted Balance Certificates are retired, the Planned Balance and/or Targeted Balance Certificates will become more sensitive to prepayments on the related Mortgage Loans.

      The Mortgage Loans will not prepay at any constant rate. Non-constant prepayment rates can cause any Planned Balance or Targeted Balance Certificates not to receive distributions of principal in accordance with their respective Principal Balance Schedules. If the related Mortgage Loans prepay at rates that are generally below the range or constant rate, as applicable, of the Prepayment Assumption used to prepare the related Principal Balance Schedule for any Planned Balance Certificates or Targeted Balance Certificates, the amount available to pay principal on those Certificates may be insufficient to make distributions of principal in accordance with a Planned Balance or Targeted Balance, as applicable, their respective weighted average lives may be extended, perhaps significantly, and the related Companion Certificates will not receive principal distributions. Conversely, if the related Mortgage Loans prepay at rates that are generally above the range or constant rate of the Prepayment Assumption used to prepare the related Principal Balance Schedule for any Planned Balance Certificates or Targeted Balance Certificates, the related Companion Certificates will receive distributions of principal at a faster rate than otherwise would have been the case. In that event, the weighted average life of the Companion Certificates may be shortened, perhaps significantly.

      The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances or Notional Amounts, as the case may be, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity.


Additional Information

      The Depositor may have filed certain additional yield tables and other computational materials with respect to the certificates of any series with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials will generally be prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               Tax Consequences

      The term sheet for a particular series will describe the tax structure of that series. The prospectus describes the possible tax consequences of the purchase, ownership or disposition of certificates. See "Federal Income Tax Consequences" in the prospectus.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of certificates.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.

Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the prospectus.

                         INDEX OF CERTAIN DEFINITIONS


Assignment Agreements......................................................15
certificate index..........................................................26
Custodial Account..........................................................22
Defective Mortgage Loan....................................................15
Deleted Mortgage Loan......................................................16
Depositor..................................................................15
Determination Date.........................................................20
Distribution Account.......................................................22
ERISA......................................................................28
excess interest............................................................10
Exemption..................................................................29
Loan Group.................................................................14
Master Servicer............................................................15
Monthly Advance............................................................20
Mortgage...................................................................16
Mortgage File..............................................................16
Mortgage Loan Purchase Agreement...........................................15
Mortgage Loans.............................................................14
Mortgage Note..............................................................16
Mortgage Pool..............................................................14
net prepayment interest shortfalls.........................................20 overcollateralization......................................................10
Percentage Interest........................................................25
Plan.......................................................................28
Pooling and Servicing Agreement............................................15
Prospectus Directive........................................................4
Relevant Implementation Date................................................4
Relevant Member State.......................................................4
Replacement Mortgage Loan..................................................16
Securities Administrator...................................................15
Seller.....................................................................15
Servicer Remittance Date...................................................19
Servicing Fee..............................................................19
Subsequent Recoveries......................................................23
Substitution Adjustment Amount.............................................16
Trust Fund.............................................................14, 15
Trustee....................................................................16
underlying mortgage loan purchase agreement................................15 underlying servicing agreement.............................................15
Wells Fargo............................................................15, 18